UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2017

Bear Lake Recreation Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-49671	87-0620495
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3 West Hill Place Boston, MA	02110
(address of principal executive offices)	(zip code)

617-856-8995
(registrant’s telephone number, including area code)

8867 South Capella Way, Sandy UT 84117
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure contained in Item 5.01 below is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

As previously reported in a Current Report on Form 8-K of Bear Lake Recreation Inc. (the “Company,” “we,” “us,” “our” and words of similar meaning) filed with the Securities and Exchange Commission (the “SEC”) on April 5 , 2017 (the “Signing 8-K”), pursuant to a Common Stock Purchase Agreement dated as of April 5, 2017 (the “SPA”) by and among Manchester Explorer, LP, a Delaware limited partnership (the “Purchaser”), the Company and certain person named therein (the “SPA”)  we agreed to sell, subject to the terms and conditions set forth in the SPA, to the Purchaser 2,900,000 shares of our restricted common stock (the “Share Acquisition”), for a purchase price of $375,000 (the “Purchase Price”).

On April 26, 2017, pursuant to the SPA, the closing (the “Closing”) of the Share Acquisition occurred and the Purchaser acquired the 2,900,000 shares of our restricted common stock pursuant to the SPA, resulting in a change in control of the Company. Pursuant to the SPA, as a result of the Share Acquisition, the Purchaser became the majority shareholder of the Company, and the Board appointed James E. Besser as President and a director of the Company, and Morgan C. Frank as the Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a director of the Company and immediately following such appointments Wayne R. Bassham, Derrick M. Albiston and Todd L. Albiston (collectively, the “Former Directors”) resigned as directors and officers of the Company, and 544,900 shares owned by the Former Directors were cancelled, resulting in such Former Directors after such cancellation owning 292,248 shares in the aggregate and simultaneously therewith, in transactions not involving the Company, the Former Directors sold (i) 247,248 shares for an aggregate purchase price of $12,000 to Kelly Trimble, who may be deemed a related party to the Company and (ii) 20,000 shares to the Company’s former legal counsel as part of his engagement in connection with the change in control of the Company. Additionally, at Closing, (i) Thomas J. Howells canceled all 104,916 shares of common stock owned by him in consideration of the payment of $2,098.32, and for the additional payment of $128,000 Mr. Howells released the Company for advances made by Mr. Howells to or for the benefit of the Company and the Company paid various lenders to the Company $___ in exchange for release. The (i) 247,248 shares purchased by Mr. Trimble, and (ii) the remaining 45,000 shares owned by the Former Directors, are being held in escrow and used to indemnify the Purchaser and the Company in the event of, among other items, various breaches of the SPA during the 12 month period following the date of the Closing.

As a result of such transactions, after the Closing, the Company (i) had 3,500,000 shares of Common Stock issued and outstanding and (ii) no outstanding indebtedness and had nominal assets.

The Purchaser is an “accredited investor” as such term is defined in SEC Rule 501 of Regulation D promulgated by the SEC under the Securities Act of 1933, as amended (the “1933 Act”); and the offer and sale of the 2,900,000 shares to the Purchaser Shares was made by the Company pursuant to exemptions from the registration requirements of the 1933 Act.

Because the Company may be considered a shell company (as defined in Section 405 of the 1933 Act), it is required by Section (a)(8) of Item 5.01 of Form 8-K to provide the information required by Form 10 under the Securities Exchange Act of 1934, as amended.

The information required by Items 1, 1A, 2, 3,8, 9, 10,12,14 and 15 of Form 10 are incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016 and filed with the SEC on or about September 26, 2016. The information required by Item 11 of Form 10 is incorporated by reference to our Registration Statement on Form 10-SB filed with the SEC on or about March 8, 2002.  The information required by Item 13 of Form 10 is incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016 filed on September 26, 2016, and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2016 filed with the SEC on February 10, 2017.

In response to Item 4 of Form 10, the following table sets forth certain information, as of April 27, 2017, concerning shares of our common stock, the only class of our securities issued and outstanding, held by (1) each shareholder known by the Company to own beneficially more than five (5%) percent of our common stock, (2) each director of the Company,  (3) each executive officer of the Company, and (4) all directors and executive officers of the Company as a group:

Name of Beneficial Owner	Direct Amount of Beneficial Owner	Position	Percent of Class (1)

Officers and Directors

James E. Besser (2)	2,900,000	President and a Director	82.86%

Morgan C. Frank (2)	2,900,000	Director, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer	82.86%
All Officers and Directors as a
Group (2 Person)	2,900,000		82.86%

Principal Stockholders

Manchester Explorer, LP (2) 3 West Hill Place Boston, MA 02114	2,900,000		82.86%

Kelly Trimble 4685 South Highland Drive, Suite 207 Salt Lake City, UT 84117	308,678		8.8%

(1)	Percentage based on 3,500,000 shares of our common stock outstanding on April 26, 2017.
(2)	Represents shares owned by the Purchaser. Mr. Besser is the Managing Member of Manchester Management Company, LLC, a Delaware limited liability company, the General Partner of the Purchaser (“Manchester”) and Mr. Frank serves as portfolio manager and consultant of Manchester, both of whom may be deemed beneficial owners of such shares owned by the Purchaser as a result such relationships. Messrs. Besser and Frank, however, disclaim any beneficial ownership of the 2,900,000 shares except to the extent of their pecuniary interest therein.

The biographies of Messrs. Besser and Frank are set forth below and incorporated by reference into this Section 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory; Arrangements of Certain Officers

On April 26, 2017, in connection with the change of control of the Company, Wayne R. Bassham resigned as director and President, Derrick M. Albiston resigned as director and Vice President and Todd L. Albiston resigned as director, Secretary and Treasurer of the Company. Immediately prior to such resignations, the Board appointed Mr. Besser as a director and President, and (ii) Mr. Frank as a director, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of the Company.

Messrs. Besser and Frank have not been involved in any legal proceedings that would require disclosure under Item 401 of Regulation S-K.

Name	Age	Position
James E. Besser	41	Director and President
Morgan C. Frank	45	Director, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer

Since approximately July 1999, Mr. Besser has been the portfolio manager of JEB Partners, L.P. and JEB Investments, L.P. (collectively, the “Funds”), and a principal of Manchester, the general partner of such Funds and the Purchaser. Prior to such time, Mr. Besser was an analyst at Highfields Capital, a hedge fund located in Boston, Massachusetts and prior thereto, Mr. Besser was an analyst at Media Group Research: a media, communications, and entertainment research boutique and hedge fund. Mr. Besser was a seasonal employee of Manchester for eight years from 1989 to 1996. Mr. Besser graduated from Brown University in Providence, Rhode Island, with a Bachelor of Arts degree.

Mr. Frank has worked with Manchester since May 2002, and prior to such time, he was a founder and managing director at First Principles Group, a boutique consultancy and principal investor specializing in corporate restructuring, restarts, intellectual property assessment and salvage, and spin outs. Prior to such time, Mr. Frank spent approximately five years as an analyst and portfolio manager at Hollis Capital, a San Francisco based hedge fund (“Hollis”) and prior thereto, Mr. Frank worked for an independent private client group at Paine Webber specializing in primary research to develop investment ideas (particularly short sale ideas) for institutional clients. Prior to his employment at Paine Webber, Mr. Frank was a currency trader for Eastern Vanguard. Mr. Frank holds a BA in Economics and in Political Science from Brown University.

Item 9.01        Financial Statements and Exhibits.

(d)                    Exhibits

17.1                  Resignation of Wayne R. Bassham

17.2                  Resignation of Derrick M. Albiston

17.3                  Resignation of Todd L. Albiston

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAR LAKE RECREATION, INC.

Dated: May 1, 2017	/s/ James E. Besser
James E. Besser
President